Consulting Agreement



      This agreement made this 11th day of February, 2000, by and between VIVA GAMING & RESORTS, INC. a Florida Corporation, (hereinafter referred to as Company) and Mr. Chuck Campbell (hereinafter referred to as Consultant) in connection with Company's desire to retain the consulting services of Consultant as follows to wit:.

1.    Compensation:
      -------------

      Company will pay an initial monthly fee of FIVE THOUSAND DOLLARS ($5,000.00) upon execution of this agreement and;

      FIVE THOUSAND DOLLARS ($5,000.00) per month payable on the 11th of each month beginning on 2/11/00 and hereafter for the term of this agreement.

2.    Term:
      -----

     (a) The term of this agreement shall be for a period of 6 months commencing on the date of execution, and shall terminate as set forth herein or automatically terminate at the end of this term, unless otherwise extended as hereinafter set forth herein.

3.    Termination:
      ------------

      By Company:

      This agreement may be terminated by Company for "cause" anytime without prior notice to Consultant. A list of for "cause". Should Company be desirous of termination this agreement for any reason other than for cause", than Company shall give Consultant thirty (30) days written

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notice of early termination, wherein this agreement shall become terminated.

      By Consultant:

      Should consultant wish to terminate this agreement for any reason, than in this event, Consultant shall provide Company with thirty days written notice of it's intention to do so and shall provide it's best efforts to assist Company in obtaining a replacement consultant, should Company request the assistance of Consultant in this connection.

4.    Responsibilities of Consultant:
      -------------------------------

      Acting in the capacity of Consultant on behalf of Company, Consultant shall be responsible for all the duties set forth in the attached exhibit A.

5.    Applicable law and Jurisdiction:
      --------------------------------

      This agreement shall be governed and construed in accordance with the laws of the state of Florida.

6.    Independent agent clause:
      -------------------------

      It is understood that Consultant is an independent agent and shall not be considered an employee of Company. All compensation paid by Company to Consultant shall be considered fees and not salary or wages. Consultant shall be responsible for all employment, taxes and insurance. 7. Arbitration clause:

      In the event of a disagreements to the facts and/or the terms set forth herein, both parties agree to submit said dispute to arbitration in the state of Florida, which decision shall be binding upon both parties.

8.    Notices:
      --------

      All correspondence or notices required to be given in this agreement shall be sent via

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"certified" mail to each party to the following addresses:

         To Company:      Viva Gaming & Resorts, Inc.
                          3753 Howard Hughes Parkway, Suite 200
                          Las Vegas, Nevada 89109

         To Consultant:     Add Job Responsibilities
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In Witness whereof the parties have executed this agreement this 11th day of
February, 2000.


VIVA GAMING & RESORTS, INC.

/s/ Marty Gross                               /s/ Chuck Campbell
-------------------------------               -----------------------------
By Marty Gross, its President                 Mr. Chuck Campbell

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